EXHIBIT 99.1

Cardtronics Announces Third Quarter 2014 Results

HOUSTON, Oct. 29, 2014 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended September 30, 2014.

Key financial statistics in the third quarter of 2014 as compared to the third quarter of 2013 include:

  Total revenues of $265.8 million, up 16% from $228.8 million.
  ATM operating revenues of $256.8 million, up 15% from $222.7 million.
  Adjusted Net Income per diluted share of $0.64, up 16% from $0.55.
  Adjusted EBITDA of $66.6 million, up 13% from $59.1 million.
  Adjusted Gross Margin of 33.7% up slightly from 33.6%.
  GAAP net income of $8.1 million or $0.18 per diluted share compared to a net loss of $8.4 million or $0.19 per diluted share in the third quarter of 2013. The third quarter of 2013 included $13.6 million in nonrecurring charges related to income tax expense incurred in conjunction with a corporate restructure and $8.4 million in costs associated with retroactive property taxes in the U.K.

The results above do not include any impact from the Welch ATM and Sunwin Services Group ("SSG") acquisitions, which were not closed as of September 30, 2014.

Steve Rathgaber, the company's chief executive officer commented, "The third quarter was the 22nd consecutive quarter of double-digit adjusted earnings growth for Cardtronics, which is reflective of the continued steadiness of our core business and our proven track record of execution on our growth initiatives. We are also very pleased about the recent completion of the Welch acquisition which adds approximately 26,000 ATMs to our already strong network of ATMs in retail locations and some great new talent to our team."

RECENT HIGHLIGHTS

  The closing of the previously announced acquisition of Welch ATM, a leading ATM operator of approximately 26,000 ATMs in the United States. The acquisition closed October 6, 2014.
  The announcement of a seven-year, exclusive agreement to operate approximately 1,800 ATMs located in Co-operative Food ("Co-op Food") stores across the U.K. beginning in January 2016.
  The announcement of the acquisition of SSG, a subsidiary of Co-op Food. SSG's primary business is providing secure cash logistics and ATM maintenance to the Co-op Food ATM estate. The acquisition is expected to close in the fourth quarter of 2014, subject to customary closing conditions.
  The pilot launch of ALLTM – a network of ATMs that offer exclusive in-store discounts that consumers can access through their mobile devices.
  Entered into a relationship with American Express to enable Allpoint surcharge-free access on its network.
  Execution of a primary bank branding agreement with Discover Financial Services to brand over 300 ATMs in convenience, grocery and drug stores in two key U.S. markets.
  Addition of over 950 company-owned ATMs during the quarter, driven by a combination of new merchants and existing merchant growth.
  Successful private offering of $250.0 million of 5.125% senior notes due 2022.
  Successful redemption and retirement of $200.0 million of 8.25% senior notes due 2018.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable accounting principles generally accepted in the United States of America ("GAAP"), please refer to the supplemental schedules of selected financial information at the end of this press release.

THIRD QUARTER RESULTS

Consolidated revenues totaled $265.8 million for the third quarter of 2014, representing a 16% increase from $228.8 million in consolidated revenues generated during the third quarter of 2013. ATM operating revenues were up 15% from the third quarter of 2013, driven by a combination of organic growth and growth from acquisitions. The Company's 2013 and 2014 acquisitions accounted for approximately 7% of the 15% ATM operating revenue growth. The remaining 8% of ATM operating revenue growth was attributable to organic growth from new and existing merchants and financial institution customers. ATM product sales and other revenues increased $2.9 million and also contributed to the year-over-year increase in consolidated revenues. As the Company's ATM product sales generally produce lower margin revenues than its ATM operating revenues, the $2.9 million revenue increase from the third quarter of 2013 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA for the third quarter of 2014 totaled $66.6 million, compared to $59.1 million during the third quarter of 2013, and Adjusted Net Income totaled $28.9 million ($0.64 per diluted share) compared to $24.7 million ($0.55 per diluted share) during the third quarter of 2013. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were primarily driven by the same factors described above that impacted the Company's revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the third quarter of 2014 totaled $8.1 million, compared to a GAAP net loss of $8.4 million during the same quarter in 2013. The increase in GAAP net income from the third quarter of 2013 was attributable to (1) an increase in gross margin attributable to higher revenues (2) $8.4 million in retroactive U.K. property tax expense adjustments in the third quarter of 2013 and (3) lower income tax expense in 2014 compared to 2013 as a result of a corporate restructuring during the third quarter of 2013. These contributions to the increase in GAAP net income were partially offset by increases in redemption costs for early extinguishment of debt related to the retirement of the Company's 8.25% senior subordinated notes due in 2018 and amortization of deferred financing costs and discount associated with the Company's convertible senior notes due 2020 entered into late last year.

NINE MONTHS RESULTS

Consolidated revenues totaled $770.9 million for the nine months ended September 30, 2014, representing a 21% increase from $634.5 million in consolidated revenues generated during the same period in 2013. ATM operating revenues were up 21% from the nine months ended September 30, 2013, driven primarily by the Company's 2013 and 2014 acquisitions, which accounted for approximately 13% of the 21% ATM operating revenue growth. The remaining 8% of ATM operating revenue growth was attributable to organic growth from new and existing merchants and financial institution customers. ATM product sales and other revenues increased $9.1 million and also contributed to the year-over-year increase in consolidated revenues. As the Company's ATM product sales generally produce lower margins than its ATM operating revenues, the $9.1 million revenue increase from the nine months ended September 30, 2013 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA totaled $188.3 million for the nine months ended September 30, 2014, representing a 16.5% increase over the $161.6 million in Adjusted EBITDA for the same period in 2013, and Adjusted Net Income totaled $79.1 million ($1.76 per diluted share) for the nine months ended September 30, 2014, up 22% on a per share basis from $64.4 million ($1.44 per diluted share) during the same period in 2013. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's quarterly results.

GAAP net income for the nine months ended September 30, 2014 totaled $31.6 million, compared to $16.3 million during the same period in 2013. The increase in GAAP net income from the nine months ended 2013 was primarily due to the same factors discussed above for the Company's quarterly results.

UPDATE OF FULL-YEAR 2014 GUIDANCE

The Company is updating the financial guidance it provided in July 2014 regarding its anticipated full-year 2014 results and this guidance now includes the estimated contribution from the Welch acquisition, completed in October 2014 and the Sunwin acquisition, which is expected to be completed in November of 2014:

  Revenues of $1.04 billion to $1.05 billion;
  Gross Profit Margin of approximately 33.0%;
  Adjusted EBITDA of $251.0 million to $253.0 million;
  Depreciation and accretion expense of approximately $78.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.5 million, net of noncontrolling interests;
  Adjusted Net Income of $2.31 to $2.34 per diluted share, based on approximately 44.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $100.0 million to $110.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.60 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.90 U.S., and €1.00 Euros to $1.25 U.S.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $304.7 million in available borrowing capacity under its $375.0 million revolving credit facility as of September 30, 2014. In July 2014, the Company completed a private offering of $250.0 million of 5.125% senior notes due 2022. The majority of the net proceeds from this offering was used to fund the Company's tender offer and retirement of all outstanding 8.25% senior subordinated notes due 2018.

The Company had $140.9 million in cash on hand at the end of the third quarter of 2014. The cash on hand, along with borrowings under the Company's revolving credit facility was used to fund the Welch acquisition ($160.0 million purchase price) on October 6, 2014. The Company's outstanding indebtedness as of September 30, 2014 consisted of $250.0 million in senior notes due 2022, $287.5 million convertible senior notes due 2020 (of which $223.1 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), $68.2 million in borrowings under its revolving credit facility due 2019, and $0.3 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and an adjustment for noncontrolling interests. Adjusted Gross Profit Margin is calculated excluding certain nonrecurring costs from the cost of ATM operating revenues. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an assumed tax rate of 32% for the three and nine months ended September 30, 2014, 33.5% for the three months ended September 30, 2013 and 35% for the six months ended June 30, 2013, with certain adjustments for noncontrolling interests. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, gross profit margin, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, October 29, 2014, at 3:15 p.m. Central Time (4:15 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2014. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Third Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, November 12, 2014, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 15446826 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through November 30, 2014.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates more than 111,150 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future network and regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:	(In thousands, except share and per share information)
ATM operating revenues	$ 256,779	$ 222,678	$ 746,970	$ 619,637
ATM product sales and other revenues	9,068	6,141	23,978	14,904
Total revenues	265,847	228,819	770,948	634,541
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	167,306	154,319	490,445	417,361
Cost of ATM product sales and other revenues	8,872	5,950	23,436	14,307
Total cost of revenues	176,178	160,269	513,881	431,668
Gross profit	89,669	68,550	257,067	202,873
Operating expenses:
Selling, general, and administrative expenses	27,683	21,073	80,136	58,994
Acquisition-related expenses	2,299	3,536	13,028	7,542
Depreciation and accretion expense	18,949	16,890	56,892	49,056
Amortization of intangible assets	7,965	7,998	24,647	19,827
Loss on disposal of assets	1,078	109	1,662	469
Total operating expenses	57,974	49,606	176,365	135,888
Income from operations	31,695	18,944	80,702	66,985
Other expense (income):
Interest expense, net	5,423	5,445	16,167	15,570
Amortization of deferred financing costs and note discount	4,895	275	10,342	735
Redemption costs for early extinguishment of debt	7,722	--	9,075	--
Other expense (income)	1,665	(559)	(3,565)	(3,030)
Total other expense	19,705	5,161	32,019	13,275
Income before income taxes	11,990	13,783	48,683	53,710
Income tax expense	4,397	22,765	18,185	38,779
Net income (loss)	7,593	(8,982)	30,498	14,931
Net loss attributable to noncontrolling interests	(471)	(574)	(1,120)	(1,418)
Net income (loss) attributable to controlling interests and available to common stockholders	$ 8,064	$ (8,408)	$ 31,618	$ 16,349

Net income (loss) per common share – basic	$ 0.18	$ (0.19)	$ 0.71	$ 0.36
Net income (loss) per common share – diluted	$ 0.18	$ (0.19)	$ 0.70	$ 0.36

Weighted average shares outstanding – basic	44,370,460	44,477,023	44,304,092	44,373,627
Weighted average shares outstanding – diluted	44,903,657	44,477,023	44,830,780	44,593,624

Condensed Consolidated Balance Sheets
As of September 30, 2014 and December 31, 2013

	September 30, 2014	December 31, 2013
	(In thousands)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 140,861	$ 86,939
Accounts and notes receivable, net	63,601	58,274
Inventory, net	5,859	5,302
Restricted cash, short-term	16,207	14,896
Current portion of deferred tax asset, net	20,731	21,202
Prepaid expenses, deferred costs, and other current assets	31,828	20,159
Total current assets	279,087	206,772
Property and equipment, net	286,007	270,966
Intangible assets, net	135,290	155,276
Goodwill	400,974	404,491
Deferred tax asset, net	11,644	9,680
Prepaid expenses, deferred costs, and other assets	8,355	9,018
Total assets	$ 1,121,357	$ 1,056,203

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 302	$ 1,289
Current portion of other long-term liabilities	35,591	35,597
Accounts payable and other accrued and current liabilities	156,323	177,909
Total current liabilities	192,216	214,795
Long-term liabilities:
Long-term debt	541,349	489,225
Asset retirement obligations	58,598	60,665
Deferred tax liability, net	11,883	5,668
Other long-term liabilities	28,806	38,736
Total liabilities	832,852	809,089
Stockholders' equity	288,505	247,114
Total liabilities and stockholders' equity	$ 1,121,357	$ 1,056,203

SELECTED INCOME STATEMENT DETAIL:
Total revenues by segment:

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 185,217	$ 168,574	$ 540,154	$ 493,574
Europe	74,029	51,535	209,702	113,662
Other International	11,305	10,525	30,225	32,805
Eliminations	(4,704)	(1,815)	(9,133)	(5,500)
Total revenues	$265,847	$228,819	$770,948	$634,541

Breakout of ATM operating revenues:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

Surcharge revenues	$117,216	$104,292	$341,391	$285,593
Interchange revenues	87,436	71,664	253,369	199,033
Bank branding and surcharge-free network revenues	38,592	36,048	114,477	105,626
Managed services revenues	6,324	5,404	16,827	14,742
Other revenues	7,211	5,270	20,906	14,643
Total ATM operating revenues	$256,779	$222,678	$746,970	$619,637

Total cost of revenues by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 121,068	$ 108,857	$ 349,658	$ 316,964
Europe	50,414	44,254	148,172	92,292
Other International	9,125	8,965	24,888	27,875
Eliminations	(4,429)	(1,807)	(8,837)	(5,463)
Total cost of revenues	$ 176,178	$ 160,269	$ 513,881	$ 431,668

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

Merchant commissions	$ 81,901	$ 69,846	$ 237,998	$ 197,477
Vault cash rental	15,967	12,540	46,034	36,214
Other costs of cash	21,699	19,726	63,928	57,781
Repairs and maintenance	15,233	15,190	45,140	40,209
Communications	6,557	5,804	18,919	16,350
Transaction processing	3,514	3,443	10,704	7,977
Stock-based compensation	337	239	904	651
Other expenses	22,098	27,531	66,818	60,702
Total cost of ATM operating revenues	$ 167,306	$ 154,319	$ 490,445	$ 417,361

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

Employee costs	$ 14,105	$ 11,179	$ 44,261	$ 31,095
Stock-based compensation	4,231	2,932	10,581	8,264
Professional fees	2,076	1,933	5,134	5,914
Other	7,271	5,029	20,160	13,721
Total selling, general, and administrative expenses	$ 27,683	$ 21,073	$ 80,136	$ 58,994

Depreciation and accretion expense by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 11,008	$ 10,167	$ 32,616	$ 30,391
Europe	6,856	5,569	21,128	15,155
Other International	1,085	1,154	3,148	3,510
Total depreciation and accretion expense	$ 18,949	$ 16,890	$ 56,892	$ 49,056

SELECTED BALANCE SHEET DETAIL:
Long-term debt:
	September 30, 2014	December 31, 2013
	(In thousands)
Revolving credit facility	$ 68,204	$ 72,547
8.25% senior subordinated (1)	—	200,000
5.125% senior notes (2)	250,000	—
1.00% convertible senior notes (3)	223,145	216,635
Equipment financing notes	302	1,332
Total long-term debt	$ 541,651	$ 490,514
_______________
(1) During the nine months ended September 30, 2014, the Company repurchased and retired all of its outstanding 8.25% senior subordinated notes.
(2) During the nine months ended September 30, 2014, the Company completed the issuance and sale of $250.0 million aggregate principal amount of 5.125% senior notes due 2022.
(3) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2013	44,375,952
Shares repurchased	(171,619)
Shares issued – restricted stock grants and stock options exercised	45,592
Shares vested – restricted stock units	289,794
Shares forfeited – restricted stock awards	(18,164)
Total shares outstanding as of September 30, 2014	44,521,555

SELECTED CASH FLOW DETAIL:
Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)

Cash provided by operating activities	$ 46,189	$ 42,121	$ 103,060	$ 122,475
Cash used in investing activities	(23,323)	(173,101)	(73,881)	(232,566)
Cash provided by financing activities	57,357	126,123	25,632	113,597
Effect of exchange rate changes on cash	(726)	1,072	(889)	1,189
Net increase (decrease) in cash and cash equivalents	79,497	(3,785)	53,922	4,695
Cash and cash equivalents at beginning of period	61,364	22,341	86,939	13,861
Cash and cash equivalents at end of period	$ 140,861	$ 18,556	$ 140,861	$ 18,556

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

The following table excludes the effect of acquisitions for the three and nine months ended September 30, 2014 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	30,001	28,507	28,456	28,052
United Kingdom	9,913	9,100	6,532	6,229
Mexico	2,191	2,620	2,174	2,673
Canada	1,686	1,638	1,663	1,588
Germany	590	550	177	220
Subtotal	44,381	42,415	39,002	38,762
United States: Merchant-owned	20,380	21,449	20,539	20,843
Average number of transacting ATMs: ATM operations	64,761	63,864	59,541	59,605

U.S.: Managed services - Turnkey	2,155	2,164	2,121	2,198
U.S.: Managed services - Processing Plus	11,943	11,309	8,449	7,319
U.K.: Managed services	21	21	21	21
Canada: Managed services	668	329	426	317
Average number of transacting ATMs: Managed services	14,787	13,823	11,017	9,855

Total average number of transacting ATMs	79,548	77,687	70,558	69,460

Total transactions (in thousands):
ATM operations	246,946	225,362	671,846	616,698
Managed services	19,397	18,410	43,711	42,472

Total transactions	266,343	243,772	715,557	659,170

Total cash withdrawal transactions (in thousands):
ATM operations	145,707	137,568	395,734	379,281
Managed services	13,125	12,286	28,507	27,775

Total cash withdrawal transactions	158,832	149,854	424,241	407,056

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	750	718	738	707

ATM operating revenues	$ 1,189	$ 1,128	$ 1,195	$ 1,123
Cost of ATM operating revenues (1)	775	736	787	737
ATM operating gross profit (1) (2)	$ 414	$ 392	$ 408	$ 386

ATM operating gross profit margin (1) (2)	34.8%	34.8%	34.1%	34.4%
________________
(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and nine months ended September 30, 2013 exclude $8.4 million of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	30,338	28,507	29,895	28,052
United Kingdom	12,194	9,100	11,920	6,229
Mexico	2,191	2,620	2,174	2,673
Canada	1,686	1,638	1,663	1,588
Germany	882	550	871	220
Subtotal	47,291	42,415	46,523	38,762
United States: Merchant-owned	22,002	21,449	22,152	20,843
Average number of transacting ATMs: ATM operations	69,293	63,864	68,675	59,605

U.S.: Managed services - Turnkey	2,155	2,164	2,121	2,198
U.S.: Managed services - Processing Plus	12,298	11,309	11,794	7,319
U.K.: Managed services	21	21	21	21
Canada: Managed services	668	329	426	317
Average number of transacting ATMs: Managed services	15,142	13,823	14,362	9,855

Total average number of transacting ATMs	84,435	77,687	83,037	69,460

Total transactions (in thousands):

ATM operations	264,494	225,362	766,860	616,698
Managed services	19,958	18,410	56,071	42,472

Total transactions	284,452	243,772	822,931	659,170

Total cash withdrawal transactions (in thousands):
ATM operations	156,562	137,568	453,627	379,281
Managed services	13,551	12,286	38,119	27,775

Total cash withdrawal transactions	170,113	149,854	491,746	407,056

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	753	718	734	707

ATM operating revenues	$ 1,197	$ 1,128	$ 1,174	$ 1,123
Cost of ATM operating revenues (1)	781	736	771	737
ATM operating gross profit (1) (2)	$ 416	$ 392	$ 403	$ 386

ATM operating gross profit margin (1) (2)	34.8%	34.8%	34.3%	34.4%
_______________
(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations. Additionally, the three and nine months ended September 30, 2013 exclude $8.4 million of nonrecurring expense related to retroactive property taxes on certain ATM locations in the U.K.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of September 30, 2014 and 2013
(Unaudited)

	As of September 30,
Ending number of transacting ATMs:	2014	2013
United States: Company-owned	30,617	28,668
United Kingdom	12,369	11,509
Mexico	2,169	2,581
Canada	1,677	1,628
Germany	888	829
Total company-owned	47,720	45,215
United States: Merchant-owned	21,842	21,313
Ending number of transacting ATMs: ATM operations	69,562	66,528

United States: Managed services - Turnkey	2,153	2,163
United States: Managed services - Processing Plus	12,377	11,375
United Kingdom: Managed services	21	21
Canada: Managed services	903	336
Ending number of transacting ATMs: Managed services	15,454	13,895

Total ending number of transacting ATMs	85,016	80,423

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except share and per share amounts)
Net income (loss) attributable to controlling interests and available to common stockholders	$ 8,064	$ (8,408)	$ 31,618	$ 16,349
Adjustments:
Interest expense, net	5,423	5,445	16,167	15,570
Amortization of deferred financing costs and note discount	4,895	275	10,342	735
Redemption costs for early extinguishment of debt	7,722	--	9,075	--
Income tax expense	4,397	22,765	18,185	38,779
Depreciation and accretion expense	18,949	16,890	56,892	49,056
Amortization of intangible assets	7,965	7,998	24,647	19,827
EBITDA	$ 57,415	$ 44,965	$ 166,926	$ 140,316

Add back:
Loss on disposal of assets	1,078	109	1,662	469
Other income (expense) (1)	1,665	(559)	(3,565)	(3,030)
Noncontrolling interests (2)	(428)	(474)	(1,192)	(1,429)
Stock-based compensation expense (3)	4,561	3,163	11,464	8,888
Acquisition-related expenses (4)	2,299	3,536	13,028	7,542
Other adjustments to cost of ATM operating revenues (5)	--	8,359	--	8,359
Other adjustments to selling, general, and administrative expenses (6)	--	--	--	446
Adjusted EBITDA	$ 66,590	$ 59,099	$ 188,323	$ 161,561
Less:
Interest expense, net (3)	5,416	5,421	16,139	15,490
Depreciation and accretion expense (3)	18,622	16,478	55,869	47,806
Adjusted pre-tax income	42,552	37,200	116,315	98,265
Income tax expense (7)	13,609	12,462	37,216	33,835
Adjusted Net Income	$ 28,943	$ 24,738	$ 79,099	$ 64,430

Adjusted Net Income per share	$ 0.65	$ 0.56	$ 1.79	$ 1.45
Adjusted Net Income per diluted share	$ 0.64	$ 0.55	$ 1.76	$ 1.44

Weighted average shares outstanding - basic	44,370,460	44,477,023	44,304,092	44,373,627
Weighted average shares outstanding - diluted	44,903,657	44,679,235	44,830,780	44,593,624
_______________
(1) The nine months ended September 30, 2014 includes a nonrecurring settlement gain of $4.8 million.
(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(4) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs and facility exit costs, related to acquisitions.
(5) Adjustment to cost of ATM operating revenues for the three and nine months ended September 30, 2013 is related to a nonrecurring charge related to retroactive property taxes on certain ATM locations in the U.K.
(6) Adjustment to selling, general, and administrative expenses represents nonrecurring severance related costs associated with management of the Company's U.K. operation.
(7) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32% for the three and nine months ended September 30, 2014, 33.5% for the three months ended September 30, 2013 and 35% for the six months ended June 30, 2013. The change in the estimated non-GAAP tax rate is attributable to an increased portion of the Company's consolidated earnings occurring in lower tax rate jurisdictions.

Reconciliation of Adjusted Gross Profit Margin
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	As reported (GAAP)	Adjustments	Adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	Adjusted (Non-GAAP)
	(In thousands)
Total revenues	$ 265,847	$ --	$ 265,847	$ 228,819	$ --	$ 228,819
Total cost of revenues (1)	176,178	--	176,178	160,269	(8,359)	151,910
Gross profit	$ 89,669	$ --	$ 89,669	$ 68,550	$ 8,359	$ 76,909
Gross profit margin	33.7%		33.7%	30.0%		33.6%

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	As reported (GAAP)	Adjustments	Adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	Adjusted (Non-GAAP)
	(In thousands)
Total revenues	$ 770,948	$ --	$ 770,948	$ 634,541	$ --	$ 634,541
Total cost of revenues (1)	513,881	--	513,881	431,668	(8,359)	423,309
Gross profit	$ 257,067	$ --	$ 257,067	$ 202,873	$ 8,359	$ 211,232
Gross profit margin	33.3%		33.3%	32.0%		33.3%
_____________
(1) Adjustment to cost of ATM operating revenues for the three and nine months ended September 30, 2013 is related to a nonrecurring charge related to retroactive property taxes on certain ATM locations in the U.K.

Reconciliation of Free Cash Flow
For Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)
Cash provided by operating activities	$ 46,189	$ 42,121	$ 103,060	$ 122,475
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(23,325)	(15,747)	(65,078)	(45,602)
Free cash flow (1)	$ 22,864	$ 26,374	$ 37,982	$ 76,873
_____________
(1) Free cash flow for the nine months ended September 30, 2013 included the collection of a $13.4 million insurance receivable.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2014
(Unaudited)

	Estimated Range Full Year 2014
	(In millions, except per share information)

Net income	$ 41.1	-	$ 42.3
Adjustments:
Interest expense, net	20.7	-	20.7
Amortization of deferred financing costs and note discount	11.0	-	11.0
Redemption costs for early extinguishment of debt	9.1	-	9.1
Income tax expense	24.1	-	24.9
Depreciation and accretion expense	79.5	-	79.5
Amortization of intangible assets	35.8	-	35.8
EBITDA	$ 221.3	-	$ 223.3

Add back:
Loss on Disposal of assets	2.5	-	2.5
Other expense (income)	(3.5)	-	(3.5)
Noncontrolling interests (1)	(1.5)	-	(1.5)
Stock-based compensation expense	15.5	-	15.5
Acquisition-related expenses	16.7	-	16.7
Adjusted EBITDA	$ 251.0	-	$ 253.0
Less:
Interest expense, net (2)	20.5	-	20.5
Depreciation and accretion expense (2)	78.0	-	78.0
Income tax expense (3)	48.8	-	49.4
Adjusted Net Income	$ 103.7	-	$ 105.1

Adjusted Net Income per diluted share	$ 2.31	-	$ 2.34

Weighted average shares outstanding – diluted	44.9	-	44.9
________________
(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

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CONTACT: Cardtronics - Media
         Nick Pappathopoulos
         Director - Public Relations
         832-308-4396
         npappathopoulos@cardtronics.com

         Cardtronics - Investors
         Chris Brewster
         Chief Financial Officer
         832-308-4128
         cbrewster@cardtronics.com